                                                                    Exhibit 10.4



                                    January 1997





                                    1997 BANC ONE
                                    PERFORMANCE
                                    IMPROVEMENT PLAN

                                    Participant Overview












--------------------------------------------------------------------------------
MANAGEMENT REWARD PROGRAMS
--------------------------------------------------------------------------------



[BANK1ONE LOGO]

BANC ONE CORPORATE VISION

WE WILL SETTLE FOR NOTHING LESS THAN TO BE A NATIONAL LEADER IN PROVIDING FINANCIAL SERVICES TO THE PEOPLE AND BUSINESSES OF AMERICA. WE ARE COMMITTED TO THE RELENTLESS PURSUIT OF IDEAS THAT ENABLE THOSE WE SERVE TO PROSPER AND ACHIEVE THEIR GOALS.





DELIGHTING CUSTOMERS . . .

                               CREATING VALUE . . .

                                               REWARDING OUTCOMES . . .




BANC ONE has established the BANC ONE PERFORMANCE IMPROVEMENT PLAN (PIP) as a key component of our total reward program for select management employees of the Corporation, its Lines of Business, and its related companies.

The purpose of the Plan is to enable the successful achievement of our Corporate Vision by providing a management system to:

            - communicate business objectives,

            - focus and align efforts,

            - promote collaboration and our high-performance imperative,

            - strengthen the sense of ownership in business outcomes, and

            - share the rewards for performance results.

The Plan is constructed for flexibility, in order to ensure an appropriate and tailored design aligned with the specific business requirements of each National Line-of-Business or functional organization:

                              [BANC ONE PIP CHART]

PARTICIPATION

Participation in the PIP includes those management employees who, by the nature and scope of their positions, are materially responsible for the management, growth, and success of BANC ONE's businesses.

Participation is approved by the Corporate Management Committee members of BANC ONE CORPORATION.


TARGET INCENTIVE AWARD

Target Award percentages, commensurate with the participant's role and accountabilities, are determined at the beginning of each plan year. The Target Award amount is calculated as the aggregate of base salary earned times the target award percentage.

The award of a PIP participant whose incentive category level, or base salary, is changed during the plan year will be prorated between the respective base pay and target award percentages of each assignment.


PERFORMANCE MEASURES

Earnings performance measures are established and provided for BANC ONE and each appropriate Line-of-Business or Market. Each participant's objectives reflect a combination of those appropriate earnings goals, other specific team and individual goals, and discretionary factors.

      a)    OVERALL CORPORATE EARNINGS THRESHOLD

            As a prerequisite to any awards being paid under the Plan, BANC ONE CORPORATION must achieve an overall earnings threshold of performance for 1998. Unless this overall threshold is met, no awards are paid to anyone in the PIP for any plan component. This figure appears on your Participant Performance Scorecard.

      b)    BANC ONE EPS GOAL

            Given the nature and scope of an individual's role, some participants may have, as a component within their PIP Scorecard, BANC ONE EPS. Where applicable, your Scorecard provides the relationship between BANC ONE's required EPS performance, and the percentage of the target award which may be paid for this component. The payout for minimum threshold EPS performance equates to 25% of the target award amount for this Component. If this performance threshold is not achieved, awards can still be paid for other earnings and individual components of the Plan subject only to the Overall Corporate Threshold mentioned above.

      c)    BUSINESS SPECIFIC EARNINGS

            Each Line-of-Business or Market will have an earnings performance target. Associated with the earnings target will be a minimum threshold of performance. If a business-specific earnings threshold is not met, no participant earns an award within the respective Market or Line-of-Business for that earnings component. However, awards can be earned for other earnings and individual goals.

            Business-Specific earnings performance also impacts the funding of the bonus pool for the Other Goals/Discretionary component at the Market or Line-of-Business level. See item "d" below.

            An appropriate earnings performance/reward scale is used for each Earnings component, along with a defined performance measure weighting percentage, to determine the component score for each individual participant. Please reference your PIP Performance Measures graph, to be distributed, and your Performance Scorecard for details on earnings and other performance measures.

      d)    OTHER GOALS/DISCRETIONARY COMPONENT

            The Other Goals component recognizes performance achievement in such quantifiable performance measures as NIE, new business generation, credit quality, market penetration, and key project completion. Generally, specific strategic goals are separately listed and described for each participant in the Other Goals section of the PIP Performance Scorecard.

            The Discretionary component recognizes performance achievement and contributions that are less quantifiable, such as innovation, collaboration, leadership, or performance in a newly created Line-of-Business which lacks complete financial information. The Discretionary component can also be used to recognize contributions to projects that were unanticipated at the beginning of the plan year.

      e)    FUNDING POOL FOR THE OTHER GOALS/DISCRETIONARY COMPONENT

            A funding pool is established for the Other Goals/Discretionary component at the appropriate Line-of-Business or Market level. For the purpose of determining the awards for this component, all participants are assigned to the funding pool which most closely represents their primary area of responsibility. Funding pool assignments normally will correspond with the Line-of-Business or Market that has the largest weight of the earnings goal components.

            The target funding pool for Other Goals/Discretionary is calculated as the aggregation of all such target amounts for the participants within that organizational team. The actual pool amount generated will be determined contingent upon the degree to which the applicable Market or Line-of-Business has achieved its earnings commitment, as follows:

                  [ ] less than the performance threshold, then the funding pool is set at 50% of target;

                  [ ] between the performance threshold and the performance target, then the funding pool is set at 100% of target;

                  [ ] greater than the performance target, then the funding pool set equal to the percent of the target award for that financial component, with a maximum of 150% of target.

      f)    EARNINGS ADJUSTMENTS

            Earnings performance goals and performance scoring may be modified at any time by the Chairman and/or President of BANC ONE. These modifications are generally used to adjust earnings measures for significant unanticipated or nonrecurring gains or losses in income which do not directly result from the efforts of management.


AWARD CALCULATION

The award percentage is determined by aggregating the weighted performance scores for all plan performance components. Award dollars are then calculated by multiplying the total performance achievement percent by the target award for each participant.

Below is an example of the year-end calculation process for a typical performance achievement matrix. The circled scores represent year-end performance achievement levels. As the example shows, the calculated PIP award is $22,000.

                              BANC ONE CORPORATION
                     1997 MPIP PERFORMANCE/RESULTS MATRIX

--------------------------------------------------------------------------------
III. PERFORMANCE MEASURES/RESULTS

                                                    Incentive as a % of Target*
                            ------------------------------------------------------------------                      Percent
                            Weight     25%          50%       100%        150%          200%**    Calculations       Earned
                            ------   ------       -------    -------     -------      --------    ------------      --------
    BANC ONE EPS              20%    $ 3.363      $  3.425   $  3.55     $  3.675     $  3.8     (0.2 x 1.0)             20%
                                                             -------
    LINE-OF-BUSINESS          20%     N/A         $412.9     $471.9      $530.9       $589.9     (0.2 x 0.5)             10%
                                                  ------
    BUSINESS UNIT             20%     N/A         $ 46.6     $ 53.3      $ 59.9       $ 66.6     (0.2 x 1.0)             20%
                                                             ------
    INDIVIDUAL GOALS          20%    $ 4.3        $  4.7     $  5.3      $  6.0       $  6.7     (0.2 x 1.5)             30%
                                                                         ------
    DISCRETIONARY             20%             Determined subjectively, within funding limits                             30%
                                                                                                                    -------
                                                                                                  Weighted %:         110.0%
                                                                                                  Target Award:     $20,000
                                                                                                                    --------
                                                                                                  Earned Award:     $22,000

** All components are uncapped based on a straight line projection from the last two points. Total awards in excess of 200% of target are subject to the approval of the Chairman and President of BANC ONE CORPORATION.
--------------------------------------------------------------------------------

WINDFALL PROVISION

It is the intent of this plan to generally recognize outstanding contributions with uncapped incentive rewards. However, there may be instances when the award calculated by the predetermined plan formula produces an award that is out-of-balance with contribution. Therefore, the Chairman and President explicitly reserve the right to adjust the amount of any award in excess of 200% of target regardless of the predetermined formula calculation.

FINAL AWARD DETERMINATION

The Chairman and President approve final awards, based on the calculated award, considering recommendations of senior management and other considerations.

PAYMENT OF AWARDS

At the end of each Plan Year, awards are computed for each participant. Payment of awards are made as a payroll deposit, subject to applicable withholding, as soon as practicable after year-end results are reviewed and individual awards are approved. Participants must be employed by BANC ONE at the date of payment to be eligible to receive their award.

TERMINATION OF EMPLOYMENT

In the event a participant's employment is terminated during the Plan Year due to death or total and permanent disability (as determined by the Corporate Compensation Committee), the participant's award is prorated to reflect the partial year of participation. This proration is determined by multiplying the award by a fraction, the numerator of which is the months of participation through the date of termination rounded up to whole months and the denominator of which is twelve (12). The participant's award is paid as soon as practicable following the end of the Plan Year, to the Participant or pursuant to the Beneficiary Designation. In the event of a participant's termination due to normal retirement on December 31, the employee will receive his full earned award. In the event a participant's employment is terminated for reasons other than death, disability, or December 31 normal retirement, all rights to an award for the Plan Year will be generally forfeited.


GENERAL PROVISIONS

     A. The Plan may be modified, amended, or terminated at any time by the Board of Directors. The existence of this Plan does not obligate or bind BANC ONE CORPORATION or its related companies to pay an award to any participant (or beneficiary) nor does any participant (or beneficiary) attain any vested, nonforfeitable right to an award until the award has been finalized and approved for payment by the Board of Directors.

     B. Any and all payments made under the Plan shall be subject to applicable federal, state, FICA, or local taxes required by the law to be withheld.

     C. Amounts paid under this Plan will not be considered compensation for purposes of the BANC ONE qualified or non-Qualified benefit plans unless specifically provided for such plans.

     D. If a participant has been designated to participate in the BANC ONE Compensation Deferral Plan, an award or portion thereof granted under the Plan may be deferred pursuant to the terms of that plan provided a timely deferral election is made by the participant.

     E. Except as specifically provided herein, or as may otherwise be required by law, no undistributed bonus amount payable to the participant on the Plan may be sold, transferred, assigned, or encumbered in whole or in part, by a participant, and any attempt to do so alienate or subject any such amount shall be null and void.